                             AMENDMENT NO. 1 TO THE
                          SHARE ACQUISITION AGREEMENT


         This Amendment No. 1 to the Share Acquisition Agreement (the "Amendment No. 1") is made and entered into as of March 10, 1997 among CKS Group, Inc., a Delaware corporation ("Parent"), RIA 96 Vermogensverwaltungs GmbH, a German limited liability company and wholly owned subsidiary of Parent ("Sub"), Prisma Holding GmbH, a German limited liability company (the "Company"), and the shareholders of the Company.

                                    RECITALS

         WHEREAS, the parties hereto are parties to the Share Acquisition Agreement dated as of January 8, 1997 (the "Original Agreement") and all such parties now desire to amend the Original Agreement as follows.

         NOW THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable considerations, the parties hereby agree as follows:

         1.      Amendment to Section 1.8.

                 a.       Certain of the term definitions contained in Section
1.8 are amended to read in their entirety as follows:

         "Expenses" shall include Direct Salaries and Related Expenses, Other Direct Operating Expenses and General and Administrative Expenses and also Headquarters Expenses equivalent to 0.675% of the Company's and Swiss Sub's Gross Profits (the "Headquarters Expense"). Except as to the Headquarters Expense, Expenses shall not include expenses relating to services provided or deliveries made by Parent and its other subsidiaries, unless such services or deliveries are requested or provided with the consent of the Shareholder Representative.

         "First Earnout Goal" shall mean $2,723,000 of Pretax Income of the Company and Swiss Sub in the 1997 Fiscal Year.

         "Pretax Income" shall mean all sales and other sources normally determined to be revenues of the Company or Swiss Sub less all Expenses of the Company and of Swiss Sub, including without limitation all compensation expenses of the Company Shareholders. Any local, state, federal and foreign income taxes incurred by the Company or Swiss Sub shall not be subtracted from revenues for purposes of calculating Pretax Income.

         "Second Earnout Goal" shall mean $3,993,000 of Pretax Income of the Company and Swiss Sub in the 1998 Fiscal Year.






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         "Third Earnout Goal" shall mean $4,749,000 of Net Pretax Income of the
Company and Swiss Sub for the 1999 Fiscal Year.

                 b.       The following definition is added to Section 1.8:

         "Swiss Sub" shall mean CKS Marketing Agency AG, a corporation currently being organized under the laws of Switzerland, and which will be wholly-owned subsidiary of Sub.

                 c. Section 1.8(b)(i) is hereby amended to read in its entirety as follows:

         "(i)    Not later than 90 calendar days following the end of each of the 1997 Fiscal Year, the 1998 Fiscal Year, and the 1999 Fiscal Year, Parent shall deliver to the Shareholder Representative a statement of the Pretax Income of the Company and Swiss Subfor the 1997 Fiscal Year, the 1998 Fiscal Year, or the 1999 Fiscal Year, as the case may be (the "Pretax Income Statement"), which will be determined in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a basis consistent with that used by the Parent from time to time in preparation of Parent's consolidated financial statements, but applied to the Company as if it were a stand alone entity, which such Pretax Income Statement shall be reviewed by Parent's certified public accountants. The costs of such review will be included in General and Administrative Expenses of the Company.

                 d. Section 1.8(b)(iii) is hereby amended to read in its entirety as follows:

                 "(iii)   Payments.

                                  (A)      Fiscal Year 1997. Not more than 15
days after the 1997 Pretax Income Statement becomes the Final Statement, (i) if the Company and Swiss Sub shall have achieved the First Earnout Goal, each Company Shareholder shall be entitled to receive its Pro Rata Portion of the First Earnout Payment, (ii) if the Company and Swiss Sub shall have not achieved the First Earnout Goal, but the Pretax Income as reflected on the Final Statement is equal to or greater than $223,000, each Company Shareholder shall be entitled to receive its Pro Rata Portion of the First Adjusted Payment, and (iii) if the Pretax Income for the 1997 Fiscal Year shall have exceeded $3,407,000, each Company Shareholder shall be entitled to receive its Pro Rata Portion of the Increased Earnout Payment for the 1997 Fiscal Year.

                                  (B)      Fiscal Year 1998. Not more than 15
days after the 1998 Pretax Income Statement becomes the Final Statement, (i) if the Company and Swiss Sub shall have achieved the Second Earnout Goal each Company Shareholder shall be entitled to receive its Pro Rata Portion of the Second Earnout Payment, (ii) if the Company and Swiss Sub shall have not achieved the Second Earnout Goal, but the Pretax Income as reflected on the Final Statement is equal to or greater than $2,243,000, each Company Shareholder shall be entitled to receive its Pro Rata Portion of the Second Adjusted Payment, and (iii) if the Pretax Income for the 1998 Fiscal Year shall have exceeded $4,626,000 each Company Shareholder shall be entitled to receive its Pro Rata Portion of the Increased Earnout Payment for the 1998 Fiscal Year.





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                                  (C)      Fiscal Year 1999.  Not more than 15
days after the 1999 Pretax Income Statement becomes the Final Statement, (i) if the Company and Swiss Sub shall have achieved the Third Earnout Goal, each Company Shareholder shall be entitled to receive its Pro Rata Portion of the Third Earnout Payment, (ii) if the Company and Swiss Sub shall not have achieved the Third Earnout Goal, but Pretax Income as reflected in the Final Statement is equal or greater than $3,999,000, each Company Shareholder shall be entitled to receive its Pro Rata Portion of the Third Adjusted Payment,
(iii) if the Pretax Income for the 1999 Fiscal Year exceeds $5,088,000, each Company Shareholder shall be entitled to receive its Pro Rata Portion of the Increased Earnout Payment for the 1999 Fiscal Year."

         2. Amendment to Section 1.10. Section 1.10 is hereby amended to read in its entirety as follows:

                 "1.10 Repurchase of Parent Common Stock. In the event that any shares of Parent Common Stock issued in connection with the Acquisition may not be sold on the Nasdaq Stock Market by the Company Shareholder holding such shares pursuant to an exemption from the registration requirements of the Securities Act within seventy-five (75) days after the issuance of such shares, Sub shall, at the request of such Company Shareholder (which request may be made at any time after the issuance such shares), purchase such shares from the Company Shareholder for a cash price per share equal to the Trading Price as of the date of receipt of such Company Shareholder's request by Sub; provided that Sub shall not be under any obligation to purchase such shares if a Registration Statement has been filed with respect to such shares pursuant to Section 5.1 hereof, and such Registration Statement is effective or effectiveness of such Registration Statement has been postponed in compliance with Section 3 of the Registration Rights Agreement attached hereto as Exhibit E. Such purchase shall be effected within 30 days of receipt of a written request therefore from the Company Shareholder."

         3.      Amendment to Article V. Article V is amended by adding new
Section 5.18 and 5.19 as follows:

         "5.18   Waiver of Rights of First Refusal.  Each of the Company
Shareholders hereby (i) consents to the sale of the Company Capital (including their respective shares in the Company) by each of the Company Shareholders pursuant hereto as required by Section 13.1 of the Company's charters (Gesellschaftsvertrag) waives any and all rights of first refusal such Company Shareholder may have, whether by virtue of Section 13 or Section 14 of the Company's charter or otherwise, with respect to sale of Company Capital to Sub by the other Company Shareholders pursuant to this Agreement.

         5.19 Office Lease. The Company Shareholders shall ensure that, no more than 30 days after the Closing Date, the Company shall have entered into a lease agreement of the owner of the Hamburg offices occupied by the Company and the Subsidiaries (the "Owner") with respect to the office space occupied by the Company and the Subsidiaries. The terms of such new agreement, including the length of the term of the agreement and the rental payments per square meter, shall be no less favorable to the Company and the Subsidiaries than the terms of the Lease Agreement dated July 12, 1991 between the Company and the Owner."



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         4.      Amendment to Section 7.3.  Section 7.3 is hereby amended to read in its entirety as follows:

                 "7.3     Compliance with Securities Laws.

                          (a)     The Company Shareholders have been advised
that (i) the shares of Parent Common Stock issued to the Company Shareholders pursuant to the Acquisition will be issued as securities exempt from the registration requirements of the U.S. Securities Act by virtue of Section 4(2) thereof; and (ii) each Company Shareholders may be deemed to be an affiliate of
the Company.   The Company Shareholders accordingly agree not to sell, transfer or otherwise dispose of any shares of Parent Common Stock issued to the Company Shareholders pursuant to the Acquisition unless such sale, transfer or other disposition is made on the Nasdaq National Market (w) in conformity with the requirements of Rule 144 promulgated under the Securities Act, or (x) pursuant to a resale registration statement on Form S-1 or Form S-3 filed by Parent with the Securities and Exchange Commission ("SEC") which is then in effect; or (y) upon delivery to Parent of a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act, or (z) an authorized representative of the SEC shall have rendered written advice to the Company Shareholder wishing to effect such sale, transfer or other disposition (sought by such Company Shareholder or counsel to such Company Shareholder, with a copy thereof and of all other related communications delivered to Parent) to the effect that the SEC would take no action or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed sale, transfer or other disposition, if consummated.

                          (b)     Parent will give stop transfer instructions
to its transfer agent with respect to any shares of its Common Stock received by the Company Shareholder pursuant to the Acquisition and there will be placed on each certificate representing such shares of Parent Common Stock, or, any substitutions therefor, a legend stating in substance:

                 "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred, directly or indirectly, in the absence of such registration or an exemption therefrom under said Act." "

         5. Amendment of Exhibits. Exhibit A (Representation Certificate), Exhibit B-1 (Form of Legal Opinion of Counsel to the Company) and Exhibit E (Registration Rights Agreement) are amended to read in their entirety as set forth in Exhibit 1, Exhibit 2 and Exhibit 3 hereto, respectively.

         6. Full Force and Effect. Subject to the foregoing amendments, the Original Agreement remains in full force and effect and is herewith confirmed.

         7. Counterparts. This Amendment No. 1 may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.





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         IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first written above.

EPG ELEKTRONISCHE                       CKS GROUP, INC.
PUBLIKATIONEN GMBH


By:  /s/Versteegen                      By: /s/Ramsey Hanna/Attorney in Fact
----------------------------------         ----------------------------------
Michael Rene Schopf, Geschaftsfuhrer        Carlton H. Baab,
                                            Executive Vice President and
                                            Chief Financial Officer


                                        RIA 96 VERMOGENSVERWALTUNGS
                                        GMBH

                                        By: /s/Ramsey Hanna/Attorney in Fact
                                           ----------------------------------
                                            Carlton H. Baab, Geschaftsfuhrer


                                        COMPANY SHAREHOLDERS


                                        /s/Versteegen
                                        ---------------------------------------
                                        Michael Poliza


                                        /s/Versteegen
                                        ---------------------------------------
                                        Michael Rene Schopf


                                        /s/Versteegen
                                        ---------------------------------------
                                        Peter Wernstedt


                                        /s/Versteegen
                                        ---------------------------------------
                                        Detlef Schmuck









            *** AMENDMENT NO.1 TO THE SHARE ACQUISITION AGREEMENT***





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                                        /s/Versteegen
                                        ---------------------------------------
                                        Roland Tetzlaff


                                        /s/Versteegen
                                        ---------------------------------------
                                        Peter Rohwer


                                        /s/Versteegen
                                        ---------------------------------------
                                        Hans Hermann Munchmeyer


                                        Hannover Finanz GmbH Beteiligungen und
                                        Kapitalanlagen

                                        Signature: /s/Versteegen
                                                  -----------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------



                                        Commerz Unternehmensbeteiligungs-AG

                                        Signature: /s/Junge
                                                  -----------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------







            *** AMENDMENT NO.1 TO THE SHARE ACQUISITION AGREEMENT***